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                                                                    EXHIBIT 10.6

                       LEASE AND PURCHASE OPTION AGREEMENT

BY THIS LEASE AND OPTION AGREEMENT dated the 12th day of March, 1998,

        by and between ARTHUR JAMES GOOD (also know as A. J. Good) and WANDA
MAE GOOD, husband and wife whose address is 620 El Rancho Drive, Kingman Arizona 86401 ("LESSOR" herein),

               and

Can-Cal Resources, Ltd., whose address is 1505 Blackcombe Street, Unit 203, Las Vegas, Nevada 89128 ("Lessee" herein)


the Lessor, in consideration of the payments and promises set forth herein, has granted certain rights to Lessee under the following terms and conditions:

1.      GRANT

        a. LEASE - Lessor hereby grants, demises, leases and lets those certain patented mining claims known as JUROR #1, JUROR #2, CERBAT, REDDOG and ROLLING WAVE, located in the Gold Nugget Cerbat Mountain, Hualapai Mining District, Mojave County, Arizona, more particularly described in the attached Exhibit "A" (the "Property" herein), including all rights appurtenant to the Property recognized under the mining laws of the United States or established under the laws of the State of Arizona, including water rights, easements, and rights-of-way pertaining or appurtenant to the Property, exclusively unto Lessee, its successors, and assigns, with the exclusive rights and privileges to explore for, mine (by open pit, strip, underground, solution mining or any other method, including and method hereafter developed), extract, mill, store, process, remove and market all ores and minerals as may be authorized by the mineral laws of the United States from in, upon or under the Property. Lessee is further granted the right to place, construct, maintain, use, and remove such structures, facilities, equipment, roadways, haulage ways and such other improvements on the surface or subsurface of the Property as Lessee, consistent with authorizations obtained from the Governmental Agencies, if applicable,

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may deem necessary, useful or convenient for the full enjoy enjoyment of all the rights herein granted.

2.      b. TERM

        Unless sooner terminated under the termination provisions hereinafter contained, the term of this Agreement shall be for a term of Twenty (20) years commencing on the effective date hereof.

3.      PAYMENTS TO LESSOR

        a. COMPENSATION - Lessee shall pay Lessor as compensation upon execution of this Agreement a total of Two Thousand Five Hundred Dollars ($2,500.00).

        b. Lessee shall pay Lessor as additional compensation thirty days from the date of execution of this Agreement an additional Two Thousand Five Hundred Dollars ($2,500.00).

        c. Lessee shall pay Lessor as additional compensation sixty days from the date of execution of this Agreement an additional Five Thousand Dollars ($5,000.00).

        d. MINIMUM ROYALTY - Beginning with the first yearly quarter after the effective date of this agreement, the sum of fifteen hundred dollars ($1,500.00) will be paid. Every quarter thereafter a payment of fifteen hundred dollars ($1,500.00) will be paid. Such advance royalties shall be a credit toward any moneys due Lessor under the provision of subsection c of this Section 3.

        e. PRODUCTION ROYALTY - If Lessee mines and markets Leased Substances from the Property, Lessee shall pay to Lessor a production royalty of FIVE PERCENT (%5) of the "Gross Returns" received by Lessee from the sale or other disposition of Leased Substances. The term "Gross Returns" received by Lessee from the sale or other disposition of Leased Substances. The term "Gross Returns" shall mean the total dollar value received from the purchaser of Leased Substances, less only any weighing, sampling, penalty, processing or other charges assessed by the purchaser. Production Royalty is to continue for 10 years or until the Lessee exercises it option to purchase, whichever occurs sooner.


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        f.  PAYMENT OF PRODUCTION ROYALTY -

        (1) Production royalty paid to Lessor hereunder shall be due and payable within thirty (30) days after the end of each calendar quarter for those Leased Substances sold and a settlement sheet received during the applicable calendar quarter after first deducting any advance minimum royalty paid under subsection b of Section 3 not previously recovered from prior payments under this subsection d. All production royalty shall be accompanied by the settlement sheets or a similar statement showing the basis upon which the payment was computed.

        (2) Lessor may elect to receive its royalty in kind by physical delivery of gold and/or silver bullion for any calendar year, by notifying Lessee of its election on or before December 1 in the preceding calendar year. An election by Lessor to receive its royal in kind shall be irrevocable for the calendar year for which it was made. Failure of Lessor to notify Lessee by December 1 or its election to take the royalty in kind, shall be deemed a waiver by Lessor of all rights to take the royalty in kind during the following calendar year.

        (3) On or before the fifth day of the month following the end of each calendar quarter, Lessee shall make the bullion available to Lessor at the place where the bullion has been refined. The bullion shall be in the form in which Lessee sells or otherwise disposes of same. Lessee shall provide ten (10) days' prior notice Lessor of the name and location of the refinery and the date or dates on which the bullion will be available to Lessor. If Lessor desires Lessee to deliver the bullion to it at a place other than the place of refining, Lessor shall reimburse Lessee for the costs incurred by Lessee in making such delivery, which costs include transportation and insurance.

        (4) The value of any in kind royalty delivered to Lessor for purposes of establishing the credit for advance minimum royalty shall be based upon the "Quarterly Average Gold Price" as of the date of delivery to Lessor. The Quarterly Average Gold Price shall be the price for immediate delivery quoted at the close of business by the COMEX, calculated by dividing the sum of all such prices reported for the quarter by the number of days for which such prices were quoted.

        (e) METHOD OF MAKING PAYMENTS - All payments required hereunder may be mailed or delivered to Lessor's address or to any single depository as Lessor may instruct. Upon making payment to the authorized agent or depository, Lessee shall be relieved of any

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responsibility  for the distribution of such payment to Lessor.  The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

4.      EXERCISE OF OPTION; PURCHASE PRICE

        a. Exercise of Option - Lessee may elect to exercise its option to purchase the Property at any time during the term specified in Section 2 by giving written notice of its election in the manner specified in Section 9 of this Agreement, which notice shall also designate a bank or title insurance company within the state of Arizona to serve as escrow agent. Lessor and Lessee shall promptly execute and deliver instructions to the escrow agent consistent with the terms and conditions of this Agreement.

        b. PURCHASE PRICE - If Lessee exercises its option to purchase the Property, the purchase price shall be (1) Two Hundred Fifty Thousand Dollars ($250,000.00) plus interest at the rate of EIGHT PERCENT (%8) compounded annually from and after the date of its exercise of the option to purchase the property. If Lessee exercises its option to so purchase, all funds paid to Lessor under the terms of Section 3 hereof shall be a credit toward such purchase price as of the date such payments were made hereunder.

        c. CLOSING - Within the (10) days after Lessee has exercised its option to purchase, Lessor shall furnish escrow agent with a conveyance of the Property in a form acceptable to Lessee. Lessee shall, within the (10) days after its receipt of the form of the conveyance pay the purchase price to the escrow agent. Upon such receipt, escrow agent shall close the escrow by recording the conveyance in the official records of Mojave County and paying the purchase price to Lessor. One-half of the charges of the escrow agent shall be paid by each party. Lessee shall pay all recording fees in connection with its exercise of its option to purchase.

5.      INSPECTION

        Lessor (or any agent of Lessor with authorization in writing), at Lessor's risk and expense, may (1) enter upon the Property to inspect the same at such times and upon such notice to lessee as shall not unreasonably or unnecessarily hinder or interrupt the operations of Lessee, and (2) inspect the accounts and records used in calculating production royalty paid to Lessor hereunder, which right may be exercised, at any reasonable time during a period of one (1) year from and after the date on which the applicable quarterly payment of production royalty was

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made. Lessor agrees to treat all information  received hereunder as confidential and not to disclose the same without proper permission of Lessee.

6.      OBLIGATIONS OF LESSEE

        a. CONDUCT OF OPERATIONS - All work performed by Lessee on the Property pursuant to this Agreement shall be done in good and workmanlike manner and in compliance with all state and federal laws and regulations governing such operations, together with all local ordinances, including without limitation, those regulations related to the use of the Property and all sanitary and health regulations. The operations of Lessee shall be further subject to the following special requirements:

               (1) Lessor shall be furnished with copies of all notices of intent, plans of operation, or other documents furnished to government entities having supervision or control of Lessee's activities hereunder; and
               (2) Lessee shall not stockpile ore or concentrates off of the Property without the prior written consent of Lessor.

        b. PROTECTION FROM LIENS - Lessee shall pay all expenses incurred by it in its operation on the Property hereunder and shall allow no liens arising from any act of Lessee to remain upon the property; provided, however, that Lessee shall not be required to remove any such lien as long as Lessee is contesting in good faith the validity or amount thereof. Lessee shall post and maintain upon the Property a notice of non-liability.

        c. INDEMNITY AND INSURANCE - Lessee shall protect, defend and indemnify Lessor against and hold Lessor harmless from any suit, claim, judgment or demand, administrative proceeding or sanction, expense, including attorney's fees, whatsoever arising out of Lessee's exercise of any of its rights pursuant to this Agreement, provided that if any individual Lessor or any person or instrumentality acting on Lessor's behalf shall have been a contributing cause to the event giving rise to such suit, claim, demand or judgment, Lessee's obligation to indemnify Lessor hereunder shall be limited to the extent permitted by law under the permitted application of rules of contributory or comparative negligence. Lessee shall further maintain insurance to support the combined bodily injury and property damage, and a similar amount of property damage. Lessor shall be named as co-insured under such policies and Lessee shall furnish Lessor with a certificate of such insurance prior to conducting any activities on the Property

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pursuant to this Agreement  excepting  such  activities as securing mine shafts, tunnels, holes or other hazardous situations.

        d. PAYMENT OF TAXES - Lessee shall pay all taxes levied against the Property and production therefrom. Lessee shall not be liable for any taxes levied or measured by income of Lessor. Lessee shall have the right to contest, in the courts or otherwise, the validity or amount of any taxes or assessments, before it shall be required to pay the same. If this Agreement is terminated or otherwise expires, and if the Property is classified as an "Operating Mine" as a result of lessee's activities, Lessee shall pay all ad valorem taxes based on such classification until such classification is removed.

7.      TITLE MATTERS

               a. REPRESENTATION - Lessor represents to lessee that to the best of its knowledge: (1) the patented mining claims constituting the Property have been located and appropriate record made thereof in compliance with the laws of the United States and the laws of Arizona; (2) there is no claim of adverse mineral rights affecting such claims; (3) except as specified in Exhibit A, Lessor's possessory right and title to the Property is free and clear of all lines and encumbrances, and (4) the Lessor has the full right, power and capacity to enter into this Agreement upon the terms set forth herein.

        b. TITLE DOCUMENTS; DATA - Upon written request of Lessee at any time during the term hereof, Lessor shall promptly deliver to Lessee all abstracts of title to and copies of all title do cuments affecting the Property which Lessor has in its possession.

        c. OBJECTIONS TO TITLE - If, during the first six months from and after the effective date of this Agreement, Lessee notifies Lessor of the existence of any matter related to the status of title to the Property constituting a material violation of the representations made under in subsection a of this
Section 6, Lessor agrees to either (1) remove such defects at lessor's costs, or
(2) return all funds theretofore paid to Lessor under the terms of Section 3.

        d. CHANGE OF LAW - If the laws of the United States concerning mineral rights on private managed lands is repealed, amended, or new legislation is enacted, Lessee shall have the right to take whatever action it deems appropriate to preserve a right to explore for, develop, and mine Leased
Substances. If Lessee elects to take any action under the terms of this subsection, it shall first notify Lessor in writing setting forth the nature of the proposed action and an

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explanation thereof. Lessor agrees to cooperate with Lessee and execute whatever documents are deemed necessary to Lessee to accomplish such action. Nothing in this subsection shall impose any obligation upon Lessee to take any action, or diminish the right of Lessor to take action it deems appropriate; provided, however, that if Lessor chooses to take any action, it will first inform Lessee of the nature of such contemplated action.

        e. GENERAL - Nothing herein contained and no notice or action which may be taken under this Section 7 shall limit or detract from Lessee's right to terminate this Agreement in the manner hereinafter provided.

8.  TERMINATION; REMOVAL OF PROPERTY; DATA

        a. TERMINATION BY LESSOR - If Lessee defaults in the performance of its obligations hereunder, Lessor shall give Lessee written notice specifying the default. If the default is not cured within sixty (60) days after Lessee has received the notice, or if Lessee has not within that time begun action to cure the default and does not thereafter diligently prosecute such action to completion, Lessor may terminate this Agreement by delivering to Lessee written notice of such termination, subject to Lessee's right to remove its property and equipment from the Property, as hereinafter provided. If Lessee in good faith disputes the existence of a default, Lessee shall initiate appropriate action in court of competent jurisdiction within the 60-day period and the time to cure shall run from the date of a final determination that a default exists. Lessor shall have no right to terminate this Agreement except as set forth in this subsection a of Section 8.

        b. TERMINATION BY LESSEE - Lessee shall have the right to terminate this Agreement at any time by written notice from Lessee to Lessor. From and after the date of termination, all right, title and interest of Lessee under this Agreement shall terminate, and Lessee shall not be required to make any further payments or to perform any further obligations hereunder concerning the property, except payment and obligations the due dates for the payment or performance of which occur prior to the termination date, including the obligations related to damages to the surface and improvements thereon.

        c. REMOVAL OF PROPERTY - Upon any termination or expiration of this Agreement Lessee shall have a period of one (1) year from and after the effective date of termination within which it may elect to remove from the Property all of its machinery, buildings, structures, facilities, equipment and other property of every nature and description erected, placed or

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situated  thereon,  except supports  placed in shafts,  drifts or opening in the property. Failure of Lessee to do so shall constitute an abandonment by Lessee to Lessor of the same; provided, however, that Lessee may be required to remove such property upon notice form Lessor given at any time during the one-year period and sixty (60) days thereafter.

        d. RELINQUISHMENT OF RECORD - If this Agreement is terminated or otherwise expires, Lessee shall provide Lessor with a recordable document sufficient to provide notice that Lessee no longer asserts rights to the Property under this Agreement.

9.      NOTICES

        Any notice or communication required or permitted hereunder shall be effective when personally delivered or deposited, postage prepaid, certified or registered, in the United States mail to the address specified above. Either party may, by notice to the other given as aforesaid, change its mailing address for future notices.

10.     BINDING EFFECT; ASSIGNMENT

        The rights of either party hereunder may be assigned in whole or in part and the provisions hereof shall inure to the benefit of and be binding upon the heirs, personal representative, beneficiaries, successors and assigns, but no change or division of ownership of the Property or payments hereunder, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee hereunder. No such change or division in the ownership of the Property shall be binding upon Lessee for any purpose until the first day of the month next succeeding the month in which such person acquiring any interest shall furnish evidence to Lessee's satisfaction of such change, transfer or division of ownership.

11.     FORCE MAJEURE

        If Lessee is delayed or interrupted in or prevented from excising its rights or performing its obligation, as herein provided by reason of "force majeure," then, and in all such cases, Lessee shall be excused, without liability, from performance of its obligations set forth in this Agreement (except as to obligations to pay money set forth in Section 3 and 6), but the provisions shall again come into full force and effect upon the termination of the period of delay, prevention, disability or condition. Lessee shall notify Lessor of the beginning and ending date of any period of force majeure and the period of the disability. "Force majeure" includes all

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disabilities arising from causes beyond reasonable control of Lessee,  including without limitation, acts of God, accidents, fires, damages to facilities,  labor
troubles,   unavailability   of  fuels,   supplies  and  equipment,   orders  or
requirements  of courts  or  government  agencies,  or the  inability  to obtain
environmental   clearance  or   operating   permits  that  may  be  required  by
governmental authorities.

12.     MEMORANDUM

        The parties to this Agreement agree to execute and record a Memorandum of this Agreement in a form sufficient to constitute record notice to third parties of the rights granted hereunder, which may be recorded in the official records of Mojave County, Arizona.

13.     CONSTRUCTION

        a. GOVERNING LAW - This Agreement shall be construed by the internal laws but not the laws of conflict of the State of Arizona.

        b. HEADINGS - The headings used in this Agreement are for convenience only and shall not be deemed to be a part of this Agreement for purposes of construction.

        c. INTEGRATION - The entire agreements and understandings of the parties with reference to the Property are contained in this Agreement and this Agreement superseded all prior agreements and understandings regarding the Property.

        SIGNED, effective as of the date recited above.

LESSOR                                      LESSEE
                                    .
   /s/   Arthur James Good                  CAN-CAL RESOURCES, LTD
----------------------------------
Arthur James Good
                                                 /s/   R. D. Sloan
                                            ------------------------------------
                                            Ronald D. Sloan, President
   /s/   Wanda Mae Good
----------------------------------
Wanda Mae Good

   /s/ Jean Ervin                                     /s/   Bettyann Sloan
----------------------------------          ------------------------------------
Witness                                            Witness


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